EXHIBIT (a)(1)(iv)
                                                              ------------------


                           OFFER TO PURCHASE FOR CASH
                     ALL OF THE OUTSTANDING ORDINARY SHARES
                                       AND
                           AMERICAN DEPOSITORY SHARES
  (EACH AMERICAN DEPOSITARY SHARE REPRESENTING ONE-HALF OF ONE ORDINARY SHARE)
                                       OF
                                 ANTENNA TV S.A.
                        PURSUANT TO THE OFFER TO PURCHASE
                             DATED NOVEMBER 25, 2002
                                       BY
                           HOLNEST INVESTMENTS LIMITED
                           GLOBECAST HOLDINGS LIMITED
                        ALTAVISTA GLOBAL HOLDINGS LIMITED
                        PRAXIS GLOBAL INVESTMENTS LIMITED

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 3, 2003, UNLESS THE OFFER IS EXTENDED.

                                November 25, 2002

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

Holnest Investments Limited, Globecast Holdings Limited, Altavista Global Holdings Limited, Praxis Global Investments Limited (collectively, the "Offerors"), each a corporation incorporated under the laws of the Republic of Ireland, are making an offer to purchase all of the issued and outstanding American Depository Shares ("ADSs") of Antenna TV S.A. (the "Company"), a company organized under the laws of Greece, that they or their affiliates do not already own, at a price of $1.20 per ADS, net to the seller in cash, without interest thereon (the "ADS Offer Price"), on the terms and subject to the conditions set forth in the Offer to Purchase, dated November 25, 2002 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, as they may be amended and supplemented from time to time, together constitute the "Offer"), copies of which are enclosed herewith. Any Holders who desire to tender ADSs and whose certificates evidencing such ADSs (the "Certificates") are not immediately available, or who cannot comply with the procedures for book-entry transfer described in the Offer to Purchase on a timely basis, may tender such ADSs by following the procedures for guaranteed delivery set forth in "The Offer--Procedures For Tendering ADSs and Ordinary Shares" in the Offer to Purchase. Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold ADSs in your name or in the name of your nominee.

Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

         1.       The Offer to Purchase, dated November 25, 2002.

         2. The Letter of Transmittal (together with accompanying Substitute Form W-9 and Guidelines) to tender ADSs for your use and for the information of your clients. Copies of the Letter of Transmittal may be used to tender ADSs.

         3. The Notice of Guaranteed Delivery for ADSs to be used to accept the Offer if the procedures for tendering ADSs set forth in the Offer to Purchase cannot be completed prior to the Expiration Time (as defined in the Offer to Purchase).

         4. A printed form of letter which may be sent to your clients for whose accounts you hold ADSs registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.

WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 3, 2003, UNLESS THE OFFER IS EXTENDED.

Please note the following:

1. The ADS Price is $1.20 per ADS, net to the seller in cash, without interest thereon, as set forth in the "Introduction" to the Offer to Purchase.

2. The Offer is conditioned on, among other things, there being validly tendered and not properly withdrawn prior to the expiration of the Offer a number of ADSs and Ordinary Shares which, when added to the ADSs and Ordinary Shares then beneficially owned by the Offerors or their affiliates, will constitute more than 95% of the total number of outstanding Ordinary Shares (directly or in the form of ADSs) prior to the expiration of the Offer (the "Minimum Condition"). See "The Offer--Terms of the Offer" and "The Offer--Conditions of the Offer" in the Offer to Purchase.

3.       The Offer is being made for all of the issued and fully paid ADSs.

4. Holders of ADSs ("Holders") who tender ADSs pursuant to the Offer whose ADSs are registered in their own name and who tender directly to The Bank of New York, (the "Depositary"), will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of ADSs pursuant to the Offer. However, federal income tax backup withholding at a rate of 30% may be required, unless an exemption is available or unless the required tax identification information is provided. See "The Offer--Certain Tax Consequences" in the Offer to Purchase and Instruction 9 in the Letter of Transmittal.

5. The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on January 3, 2003, unless the Offer is extended. See "The
Offer--Withdrawal Rights" in the Offer to Purchase.

6. The Independent Committee of the Board of Directors of the Company has endorsed the Offer subject to obtaining an opinion of an independent investment adviser that the Offer was fair to holders of ADSs and Ordinary Shares other than the Offerors and their affiliates, which opinion was obtained.

7. Notwithstanding any other provision of the Offer, payment for ADSs accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) Certificates or, if such ADSs are held in book-entry form, timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such ADSs into the Depository's account at The Depository Trust Company, such Certificates or a Book-Entry Confirmation, if available, with respect to such Certificates (unless the Offeror elects, in its sole discretion, to make payment for the ADSs pending receipt of such Certificates or a Book-Entry Confirmation, if available, with respect to such Certificates),
(ii) a properly completed and duly executed Letter of Transmittal or a copy thereof with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in "The Offer--Procedures for Tendering ADSs and Ordinary Shares" in the Offer to Purchase)), and (iii) any other documents required by the Letter of Transmittal. Accordingly, tendering Holders may be paid at different times depending upon when Certificates for ADSs or Book-Entry Confirmations with respect to ADSs are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE ADS OFFER PRICE TO BE PAID BY THE OFFERORS, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

In order to take advantage of the Offer, Certificates, as well as a Letter of Transmittal (or copy thereof), properly completed and duly executed with any required signature guarantees (or, in the case of a book-entry delivery, an Agent's Message), and all other documents required by the Letter of Transmittal must be received by the Depositary, all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

Any Holder who desires to tender ADSs and whose Certificate(s) evidencing such ADSs are not immediately available, or who cannot comply with the procedures for book-entry transfer described in the Offer to Purchase on a timely basis, may tender such ADSs by following the procedures for guaranteed delivery set forth in "The Offer--Procedures For Tendering ADSs and Ordinary Shares" in the Offer to Purchase.

The Offerors will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of ADSs pursuant to the Offer (other than the Depositary and the Information Agent as described in the Offer to Purchase). The Offerors will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Offerors will pay or cause to be paid any transfer taxes with respect to the transfer and sale of purchased ADSs to it or its order pursuant to the Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

Questions regarding the Offer, and requests for additional copies of the enclosed materials, may be directed to the Information Agent at the address and telephone number listed on the back cover of the Offer to Purchase.


Very truly yours,


GEORGESON SHAREHOLDER COMMUNICATIONS INC.



NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE OFFERORS, THE COMPANY, THE DEPOSITARY, THE INFORMATION AGENT OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.